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                                                                    May 20, 1996



Board of Directors
Protocol Systems, Inc.
16505 SW 72nd Avenue
Portland, Oregon 97224



Gentlemen:



    You have requested our opinion with respect to certain matters in connection with the filing by Protocol Systems, Inc. (the "Company") of a Registration Statement on Form S-4 (Registration Statement No. 333-03316) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), including a prospectus/proxy statement to be filed with the SEC pursuant to Rule 424 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Prospectus/ Proxy Statement"), and the issuance of up to 2,320,843 shares of the Company's Common Stock (the "Common Stock") to the shareholders and optionholders of Pryon Corporation ("Pryon") in exchange for shares of capital stock and stock options, of Pryon upon consummation of the merger of Protocol Merger Sub, Inc., a wholly-owned subsidiary of the Company, with and into Pryon.



    In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Fourth Restated Articles of Incorporation and Restated Bylaws, and the originals or copies certified to our satisfaction, of such records, documents, certificates, memorandums, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.



    On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when issued in accordance with the terms and conditions of (i) that certain Agreement and Plan of Merger, dated as of February 20, 1996, by and among the Company, Pryon and Protocol Merger Sub, Inc.; (ii) the Registration Statement and (iii) the Prospectus/Proxy Statement, will be validly issued, fully paid, and nonassessable.



    We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the Prospectus/Proxy Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                    Very truly yours,



                                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP